SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 16, 2003

PLANVISTA CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-13772	13-3787901
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification No.)

4010 BOY SCOUT BOULEVARD, TAMPA, FLORIDA	33607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 353-2300

(Former Name or Former Address, if Changed Since Last Report)

* This report updates the description of the registrant’s capital stock, contained in the registrant’s Registration Statement on Form 8-A dated May 12, 1995, including any amendments or reports filed prior to the date hereof for the purpose of updating such description contained in the Form 8-A.

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

The following “Description of Capital Stock” is filed for the purpose of updating the description of the registrant’s common stock contained in the registrant’s Registration Statement on Form 8-A dated May 12, 1995, including any amendments or reports filed prior to the date hereof for the purpose of updating such description contained in the Form 8-A.

DESCRIPTION OF CAPITAL STOCK

The following brief description of our capital stock is only a summary. It is subject in all respects to applicable Delaware law and to the provisions of our certificate of incorporation and bylaws, as may be amended from time to time, copies of which have been filed with the Securities and Exchange Commission, to which you should refer for more complete information.

Our certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock and 20,000,000 shares of preferred stock, the rights and preferences of which may be established from time to time by our board of directors. As of October 13, 2003, there were 16,975,292 shares of common stock issued and outstanding and 32,659 shares of Series C convertible preferred stock issued and outstanding. Our common stock is not listed or traded on any national exchange or national market and, therefore, we are not subject to the rules of those self regulatory organizations. Our common stock is currently traded on the Over-The-Counter Bulletin Board under the symbol “PVST.OB.” Delaware law allows our board of directors to issue additional shares of stock up to the total amount of common stock and preferred stock authorized without obtaining the prior approval of the stockholders.

Common Stock

Dividend Rights

The holders of common stock are entitled to receive ratably such dividends, if any, as the board of directors may declare from time to time out of funds legally available.

Voting Rights

Each share of common stock entitles its holder to one vote. With respect to election of the board of directors, while shares of Series C convertible preferred stock remain outstanding, the common stock votes only for the Class A directors, which comprise four out of seven seats on the board. The number of Class A directors is subject to reduction upon a “Board Shift Event” as described below. Upon redemption of the Series C convertible preferred stock, holders of common stock will be entitled to vote for all directors and on all other matters requiring stockholder approval.

Preemptive Rights

The common stock has no preemptive or conversion rights or other subscription rights.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share equally and ratably in all assets remaining after payment of liabilities and preferences of any then-outstanding preferred stock. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be outstanding upon completion of this offering will be fully paid and nonassessable.

Preferred Stock

We have authority to issue 20,000,000 shares of preferred stock, with our board of directors having the authority to issue such series of preferred stock, with the designations, powers, preferences, performances and rights as the board shall determine. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders and may adversely affect the voting control of others. Our board has established three series of preferred stock: Series A preferred stock, par value $0.01 per share, and Series B preferred stock, par value $0.01 per share, both of which have no shares currently outstanding; and Series C convertible preferred stock, par value $0.01 per share, of which 32,659 shares were outstanding as of October 13, 2003.

Series A and Series B Preferred Stock

The Series A preferred stock is entitled to vote for the election or removal of directors and on all other matters on which stockholders are entitled to vote under the Delaware General Corporation Law, and has one vote for each share of Series A preferred stock held of record. The Series B preferred stock does not have any right to vote on any matter on which stockholders are entitled to vote, unless otherwise expressly required by law. Otherwise, the Series A preferred stock and the Series B preferred stock are entitled to the same powers, preferences, rights, qualifications, limitations and restrictions. The Series A and Series B preferred stock are entitled to receive cumulative cash dividends per annum per share when, as and if declared by our board of directors, payable on a quarterly basis, at the rate of $0.06 per share. There are no shares of Series A preferred stock or Series B preferred stock outstanding.

Series C Convertible Preferred Stock

The Series C convertible preferred stock accrues dividends at 10% per annum during the first twelve months from issuance and at 12% per annum thereafter. Dividends are payable quarterly in additional shares of Series C convertible preferred stock or, at our option, in cash. So long as any shares of Series C convertible preferred stock are outstanding, the Series C convertible preferred stock votes as a separate class on matters that affect it. Due to the occurrence of a Board Shift Event, as defined below, resulting from our failure to redeem all of the Series C convertible preferred stock by October 12, 2003, the Series C convertible preferred stock will vote as a single class with the common stock on all matters other than the election of directors on an “as-converted” basis (i.e., with each share of Series C convertible preferred stock having a number of votes equal to the number of shares of common stock into which it would be converted). In addition, as a result of the Board Shift Event, the board composition will change so as to increase the number of Class B directors by one to a total of four Class B directors, and to decrease the number of Class A directors by one to a total of three Class A directors, thereby shifting control of the board to the directors elected by the holders of Series C convertible preferred stock. Notwithstanding this change in the number of Class A and B directors, a current Class A director will become a Class B director and there will not be a change in the current directors serving on the board. A “Board Shift Event” is defined as (i) our failure to achieve certain specified net operating cash flow requirements, (ii) any default in connection with the payment of principal or interest under our restructured credit facility, including any applicable grace periods, or (iii) our failure to redeem all of the Series C convertible preferred stock by October 12, 2003. We may redeem the Series C convertible preferred stock at any time at our option at a redemption price of $1,000 per share plus accrued dividends. In addition, each share of Series C convertible preferred stock is convertible, at the option of the holder of Series C convertible preferred stock, at any time, into fully paid and nonassessable shares of common stock at the conversion price set forth in the certificate of designation, subject to anti-dilution adjustments, including adjustments to maintain the number of shares of common stock issuable upon conversion into 51% of our fully diluted common stock.

Transfer Agent

Our transfer agent for our common stock is Wachovia Bank, National Association (formerly known as First Union National Bank).

Charter and Contractual Provisions Regarding Limitation of Liability and Indemnification

Our certificate of incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as directors, except for liability (1) for any breach of a director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law or (4) any transaction from which the director derives an improper personal benefit. Moreover, the provisions do not apply to claims against a director for violations of certain laws, including federal securities laws. If the Delaware General Corporation Law is amended to authorize the further elimination or limitation of directors’ liability, then the liability of our directors will automatically be limited to the fullest extent provided by law. Our certificate of incorporation expressly grants each of our directors and officers the right to seek indemnification from us in connection with any action or proceeding against such officer or director by reason of the fact that such person is an officer or director. These provisions and agreements may have the practical effect in certain cases of eliminating the ability of stockholders to collect monetary damages from directors. We believe that these contractual agreements and the provision in our certificate of incorporation are necessary to attract and retain qualified persons as directors and officers.

Delaware Anti-Takeover Law

We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law. Under Section 203, certain “business combinations” between a Delaware corporation whose stock generally is publicly traded or held of record by more than 2,000 stockholders and any person acquiring 15% or more of the voting stock of such Delaware corporation (an “interested stockholder”) are prohibited for a three-year period following the time that such stockholder became an interested stockholder, unless:

•	either the business combination or the transaction that resulted in the stockholder becoming an “interested stockholder” was approved by the board of directors of the corporation prior to the time that person became an interested stockholder;

•	upon consummation of the transaction that made that person an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers and stock held in employee stock plans in which the employees do not have a right to determine confidentially whether to tender or vote stock held by the plan); or

•	at or following the time at which that person became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of at least 66 2/3% of the voting stock not owned by the interested stockholder.

A corporation may opt out of the effect of this statute by (1) including a provision to this effect in the corporation’s original certificate of incorporation, (2) amendment to the corporation’s bylaws made by the board of directors within 90 days after the effective date of the statute, or (3) amendment of the corporation’s certificate of incorporation or bylaws approved by holders of a majority of the shares entitled to vote; provided that such amendment shall generally not take effect until 12 months after its adoption and shall not affect any business combination with interested stockholders that is effected during such 12 months. The three-year prohibition does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors. The term “business combination” is defined generally to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions that increase an interested stockholder’s percentage ownership of stock. Section 203 could have the effect of delaying, deferring or preventing a change in control of our company. To date, we have not opted out of Section 203.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

3.1	Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the PlanVista Corporation Amendment No. 1 to Registration Statement #333-66540 on Form S-1/A filed on May 24, 2002).

3.2	By-laws, as amended (incorporated by reference to Exhibit 3.2 to the PlanVista Corporation Amendment No. 1 to Registration Statement #333-66540 on Form S-1/A filed on May 24, 2002).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANVISTA CORPORATION

Date: October 16, 2003	By:	/s/ Phillip S. Dingle
Phillip S. Dingle,
Chairman and Chief Executive Officer